Exhibit 2.8

FOURTH SUPPLEMENTAL INDENTURE
Dated as of November 27, 2024
Among
AZUL SECURED FINANCE LLP
as Issuer
AZUL S.A.
as Parent Guarantor
AZUL LINHAS AÉREAS BRASILEIRAS S.A.
INTELAZUL S.A.
ATS VIAGENS E TURISMO LTDA.
AZUL IP CAYMAN HOLDCO LTD.
AZUL IP CAYMAN LTD.
as Guarantors
UMB BANK, N.A.,
as Trustee, Paying Agent, Transfer Agent and U.S. Collateral Agent
and
TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA.
as Brazilian Collateral Agent
11.930% Senior Secured First Out Notes due 2028

FOURTH SUPPLEMENTAL INDENTURE dated as of November 27, 2024 (this “Supplemental Indenture”), to the Indenture dated as of July 20, 2023, as supplemented by the first supplemental indenture dated as of October 31, 2023, the second supplemental indenture dated as of February 8, 2024 and the third supplemental indenture dated as of October 30, 2024 (as amended, the “Indenture”), by and between Azul Secured Finance LLP, a limited liability partnership formed under the laws of the State of Delaware (the “Issuer”), Azul S.A., a Brazilian corporation (sociedade por ações), as the parent guarantor (the “Parent Guarantor”), Azul Linhas Aéreas Brasileiras S.A., a Brazilian corporation (sociedade por ações) (“Azul Linhas”), IntelAzul S.A., a Brazilian corporation (sociedade por ações) (“IntelAzul”), ATS Viagens e Turismo Ltda. a Brazilian limited liability company (sociedade limitada) (“Azul Viagens”), Azul IP Cayman Holdco Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registration number 400853 (“IP HoldCo”), Azul IP Cayman Ltd., an exempted company incorporated with limited liability under the laws of the Cayman Islands, with its registered office at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and registration number 400854 (“IP Co”, together with IP HoldCo, the “IP Parties” and the IP Parties together with the Parent Guarantor, Azul Linhas, IntelAzul and Azul Viagens, the “Guarantors”), UMB Bank, N.A., a national banking association, as Trustee and U.S. Collateral Agent, Registrar, Paying Agent and Transfer Agent, and TMF Brasil Administração e Gestão de Ativos Ltda., as Brazilian collateral agent (the “Brazilian Collateral Agent” and, together with the U.S. Collateral Agent, the “Collateral Agents”).
Each party agrees as follows:
WHEREAS, Section 2.03(f) of the Indenture provides that the Issuer shall be entitled to elect to pay interest on the Notes that is payable on the Specified Interest Payment Date (s defined in the Indenture) in the form of PIK Interest (as defined in the Indenture) as provided in the Indenture;
WHEREAS, Section 4.40 of the Indenture provides that the payment of PIK Interest for the applicable Interest Period (as defined in the Indenture) will be rounded up to the nearest whole U.S. Dollar;
WHEREAS, the Indenture provides that the Notes shall be in minimum denominations of US$200,000 and integral multiples of US$1,000 in excess thereof;
WHEREAS, Section 9.01(a)(v)(y) of the Indenture permits the Issuer, any Guarantor, the Trustee and the Collateral Agents to amend or supplement the provisions of the Indenture or the Notes without the consent of any Holder to effect administrative changes of a technical or immaterial nature, and such amendment shall be deemed approved by the Holders (as defined in the Indenture) if the Holders shall have received at least five (5) Business Days’ prior written notice of such change (which notice was given on November 22, 2024) and the Trustee shall not have received, within five (5) Business Days of the date of such notice to the Holders, a written notice from the Requisite Noteholders (as defined in the Indenture) stating that the Requisite Noteholders object to such amendment;

WHEREAS, the Issuer, the Guarantors, the Trustee and the Collateral Agents desire to enter into this Supplemental Indenture to effect an administrative change of a technical or immature nature to the Indenture to provide that the Notes shall be in minimum denominations of US$200,000 and integral multiples of US$1.00 in excess thereof, in order to enable the Issuer to pay the PIK Interest rounded up to the nearest whole U.S. Dollar as required by Section 4.40 of the Indenture; and
WHEREAS, all other conditions set forth in the Indenture for the execution and delivery of this Supplemental Indenture for the foregoing purposes have been complied with, and all things necessary to make this Supplemental Indenture a valid agreement of the Issuer, the Guarantors, the Collateral Agents and the Trustee, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture have been done.
NOW, THEREFORE:
In consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee hereby agree as follows:
ARTICLE ONE
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01. Definitions. All capitalized terms used but not defined in this Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture. All definitions in the Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture.
Section 1.02. Headings. The headings of the sections in this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part of this Supplemental Indenture and shall not modify or restrict any of the terms or provisions of this Supplemental Indenture.
ARTICLE TWO
AMENDMENTS
Section 2.01 Amendments to the Indenture.
(a)The last sentence of Section 2.03(a) of the Indenture is hereby deemed to be amended and restated as follows:
“The Notes shall be in minimum denominations of US$200,000 and integral multiples of US$1.00 in excess thereof.”
(b)Each other provision of the Indenture that includes to the words “integral multiples of US$1,000” and “integral multiple of US$1,000” is hereby deemed to be amended to read “integral multiples of US$1.00” and “integral multiple of US$1.00”.
(c)The header and first sentence of Section 6 of the Form of Note appearing at Exhibit A to the Indenture are hereby deemed to be amended and restated as follows:

“6. DENOMINATIONS, TRANSFERS, EXCHANGE. The Notes are in registered form without coupons in minimum denominations of US$200,000 and integral multiples of US$1.00 in excess thereof.”
ARTICLE THREE
RATIFICATION OF OTHER TERMS AND CONDITIONS OF THE INDENTURE
Section 3.01 Indenture to Remain in Effect.
Except as expressly modified by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with its terms. Upon the execution of this Supplemental Indenture, the Indenture and the 2028 Notes shall be deemed to be modified and amended in accordance with this Supplemental Indenture and each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” shall mean and be a reference to the Indenture as supplemented and amended hereby, unless the context otherwise requires, and all the terms and conditions of this Supplemental Indenture shall be and be deemed to be part of the terms and conditions of the Indenture for any and all purposes.
ARTICLE FOUR
MISCELLANEOUS
Section 4.01 Governing Laws; Waiver of Jury Trial.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
THE ISSUER, THE GUARANTORS, THE TRUSTEE, THE COLLATERAL AGENTS AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 4.02 Successors and Assigns. All agreements of the Issuer and the Guarantors in this Supplemental Indenture shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors. All agreements of each Guarantor in this Supplemental Indenture shall bind its successors.
Section 4.03 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 4.04 Table of Contents, Headings, Etc. The Table of Contents and headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 4.05 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes. The words “execution,” “signed,” “signature,” and words of like import in this Supplemental Indenture or any related document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Neither the Trustee nor the Collateral Agents shall have a duty to inquire into or investigate the authenticity or authorization of any electronic signature and both shall be entitled to conclusively rely on any electronic signature without any liability with respect thereto.
Section 4.06 Confirmation of Indenture. The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects ratified and confirmed, and the Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.
Section 4.07 Trustee Disclaimer. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture other than as to the validity of its execution and delivery by the Trustee. The recitals and statements herein are deemed to be those of the Issuer and not the Trustee.
Section 4.08 Waiver of Immunity. With respect to any proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in any court of competent jurisdiction, and with respect to any judgment, each party waives any such immunity in any court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such proceeding or judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.
Section 4.09 Limited Recourse; Non-Petition. The provisions of Section 13.08 of the Indenture are incorporated herein mutatis mutandis.
[Signature Pages Follow]

SIGNATURES
IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, all as of the date first above.

AZUL SECURED FINANCE LLP By: Azul Linhas Aéreas Brasileiras S.A., as Managing Partner
By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact

AZUL S.A.
By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact

AZUL LINHAS AÉREAS BRASILEIRAS S.A.
By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact

INTELAZUL S.A.
By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact
[Signature Page to Supplemental Indenture]

ATS VIAGENS E TURISMO LTDA.
By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact

AZUL IP CAYMAN HOLDCO LTD.
By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact

AZUL IP CAYMAN LTD.
By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact
[Signature Page to Supplemental Indenture]

UMB BANK, N.A., as Trustee, Paying Agent, Transfer Agent and U.S. Collateral Agent
By:	/s/ ISRAEL LUGO
Name: Israel Lugo
Title: Vice President

[Signature Page to Supplemental Indenture]

TMF BRASIL ADMINISTRAÇÃO E GESTÃO DE ATIVOS LTDA. as Brazilian Collateral Agent
By:	/s/ DIOGO ROCHA MALHEIROS
Name: Diogo Rocha Malheiros
Title: Attorney-in-fact
/s/ LEONE DO NASCIMENTO AZEVEDO
Name: Leone do Nascimento Azevedo
Title: Attorney-in-fact
[Signature Page to Supplemental Indenture]